As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-167874

Registration No. 333-183033

Registration No. 333-187113

Registration No. 333-198002

Registration No. 333-209696

Registration No. 333-216376

Registration No. 333-223169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167874

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183033

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187113

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198002

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209696

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216376

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223169

TESLA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	91-2197729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices)

2010 EQUITY INCENTIVE PLAN

2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Elon Musk

Chief Executive Officer

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, California 94304

(650) 681-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Larry W. Sonsini Mark B. Baudler Andrew D. Hoffman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Jonathan A. Chang M. Yun Huh Tesla, Inc. 3500 Deer Creek Road Palo Alto, California 94304 (650) 681-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Tesla, Inc. (the “Registrant”) has previously registered shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) to be issued under the 2010 Equity Incentive Plan, as amended (the “2010 Plan”) and the 2010 Employee Stock Purchase Plan, as amended (the “2010 ESPP”). In connection with the 2010 Plan and 2010 ESPP, the Registrant has previously filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 on June 29, 2010 (File No. 333-167874), a Registration Statement on Form S-8 on August 2, 2012 (File No. 333-183033), a Registration Statement on Form S-8 on March 7, 2013 (File No. 333-187113), a Registration Statement on Form S-8 on August 8, 2014 (File No. 333-198002), a Registration Statement on Form S-8 on February 24, 2016 (File No. 333-209696), a Registration Statement on Form S-8 on March 1, 2017 (File No. 333-216376), and a Registration Statement on Form S-8 on February 23, 2018 (File No. 333-223169) (collectively, the “Registration Statements”).

On June 11, 2019 (the “Approval Date”), the stockholders of the Registrant approved the 2019 Equity Incentive Plan (the “2019 Plan”). Pursuant to the terms of the 2019 Plan, the maximum number of shares of Common Stock that may be issued under the 2019 Plan shall be the sum of (i) 12,500,000 newly available shares of Common Stock (the “New Shares”), and (ii) any shares subject to stock options or other awards granted under the 2010 Plan as of the Approval Date that, after the Approval Date, expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2010 Plan as of the Approval Date that, after the Approval Date, are forfeited to or are repurchased by the Company (the “Carryover Shares”), with the maximum number of Carryover Shares to be added to the 2019 Plan pursuant to the 2010 Plan equal to 14,986,159 shares. No further awards will be granted under the 2010 Plan on or after June 11, 2019.

Also, on the Approval Date, the stockholders of the Registrant approved the 2019 Employee Stock Purchase Plan (the “2019 ESPP”). Pursuant to the terms of the 2019 ESPP, the maximum number of shares of Common Stock that may be issued under the 2019 ESPP shall be the sum of 7,500,000 newly available shares of Common Stock (the “New Shares”). Other than shares of Common Stock to be issued in the current and final offering period under the 2010 ESPP, which offering period is scheduled to end in August 2019, no further shares will be issued under the 2010 ESPP on or after June 11, 2019.

The Registration Statements will cover the issuance of the Carryover Shares once they are available for issuance under the 2019 Plan. Any balance shares remaining under the 2010 ESPP after the final offering are hereby deregistered. The Registration Statements otherwise continue in effect as to the balance of the shares of Common Stock remaining available for issuance upon exercise of outstanding awards and the following the exercise of awards previously granted under the 2010 Plan.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements and SEC Compliance and Disclosure Interpretation 126.43, the Registrant is filing this Post-Effective Amendment to the Registration Statements (the “Post-Effective Amendment”) to reflect that, as of the Approval Date, the Carryover Shares may be issued under the 2019 Plan and to file as an exhibit hereto a copy of the 2019 Plan and a new opinion as to the validity of the shares of Common Stock that were previously issuable pursuant to the 2010 Plan. All other items of the Registration Statements are incorporated herein by reference without change.

Contemporaneously with the filing of this Post-Effective Amendment, the Registrant is filing a registration statement on Form S-8 to register the New Shares that have become available for offer or sale pursuant to the 2019 Plan and the 2019 ESPP. No additional securities are being registered by this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (SEC) allows the Registrant to “incorporate by reference” the information the Registrant files with the SEC, which means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with (rather than furnished to) the SEC will update and supersede this information. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 19, 2019;

(2)

All other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Registrant’s Annual Report referred to in (1) above; and

(3)

The description of the Registrant’s Common Stock contained in its registration statement on Form  8-A (File No. 001-34756) filed with the SEC on May 27, 2010, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Item 8. Exhibits.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of the Registrant.	10-K	001-34756	4.1	March 1, 2017
4.2	Amended and Restated 2010 Equity Incentive Plan.	10-K	001-34756	10.4	February 23, 2018
4.3	Form of Stock Option Agreement under the Amended and Restated 2010 Equity Incentive Plan.	10-K	001-34756	10.6	March 1, 2017
4.4	Form of Restricted Stock Unit Agreement under the Amended and Restated 2010 Equity Incentive Plan.	10-K	001-34756	10.7	March 1, 2017
4.5	Amended and Restated 2010 Employee Stock Purchase Plan.	10-K	001-34756	10.8	March 1, 2017
4.6	2019 Equity Incentive Plan.	S-8	333-232079	4.2	June 12, 2019
4.7	Form of Stock Option Agreement under 2019 Equity Incentive Plan.	S-8	333-232079	4.3	June 12, 2019
4.8	Form of Restricted Stock Unit Award Agreement under 2019 Equity Incentive Plan.	S-8	333-232079	4.4	June 12, 2019
4.9	2019 Employee Stock Purchase Plan.	S-8	333-232079	4.5	June 12, 2019
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.	—	—	—	—
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	—	—	—	—
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).	—	—	—	—
24.1*	Power of Attorney (contained on signature page hereto).	—	—	—	—

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Elon Musk, Zachary J. Kirkhorn and Jonathan A. Chang, and each one of them individually, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elon Musk	Chief Executive Officer and Director	June 12, 2019
Elon Musk	(Principal Executive Officer)

/s/ Zachary J. Kirkhorn	Chief Financial Officer	June 12, 2019
Zachary J. Kirkhorn	(Principal Financial Officer)

/s/ Vaibhav Taneja	Chief Accounting Officer	June 12, 2019
Vaibhav Taneja	(Principal Accounting Officer)

/s/ Robyn Denholm	Director	June 12, 2019
Robyn Denholm

/s/ Ira Ehrenpreis	Director	June 12, 2019
Ira Ehrenpreis

/s/ Lawrence J. Ellison	Director	June 12, 2019
Lawrence J. Ellison

/s/ Antonio J. Gracias	Director	June 12, 2019
Antonio J. Gracias

/s/ Stephen T. Jurvetson	Director	June 12, 2019
Stephen T. Jurvetson

/s/ Kimbal Musk	Director	June 12, 2019
Kimbal Musk

Director
James Murdoch

Director
Kathleen Wilson-Thompson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 12th day of June, 2019.

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn
Chief Financial Officer